EX.99.d.4.a

EXHIBIT A*

SUBADVISORY AGREEMENT AMONG

ABERDEEN ASSET MANAGEMENT INC., ABERDEEN FUNDS

AND ABERDEEN ASSET MANAGERS LIMITED

The Subadviser is entitled to the percentage of the advisory fee received after fee waivers and expense reimbursements, if any, by the Adviser for the relevant Fund as detailed below:

Funds of the Trust	Subadvisory Fees
Aberdeen Emerging Markets Fund	45%
Aberdeen International Equity Fund	90%
Aberdeen Global Equity Fund	90%
Aberdeen Global Natural Resources Fund	90%
Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)	90%
Aberdeen Emerging Markets Debt Fund	90%

*                 Effective August 15, 2016

[Signature Page to Exhibit A to Subadvisory Agreement among the Trust, AAMI and AAML]

TRUST:
ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

ADVISER:
ABERDEEN ASSET MANAGEMENT INC.

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

SUB-ADVISER:
ABERDEEN ASSET MANAGERS LIMITED

By:	/s/ Gordon Brough
Name Gordon Brough
Title: Authorised Signatory